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                                                                     Exhibit 5.1


                                February 11, 2002




(212) 351-4000                                                      Client No.
                                                                  C22762-00001
deCODE genetics, Inc.
Lynghals 1
110 Reykjavik, Iceland

            Re:   deCODE's acquisition of MediChem Life Sciences, Inc.

Ladies and Gentlemen:

      We have acted as special counsel to deCODE genetics, Inc., a Delaware corporation (the "Company"), and the Company's wholly-owned subsidiary, Saga Acquisition Corp., a Delaware corporation ("Saga"), in connection with the merger of Saga with and into MediChem Life Sciences, Inc., a Delaware corporation ("MCLS"), with MCLS surviving as a wholly-owned subsidiary of the Company (the "Merger") and the filing by the Company of a Registration Statement on Form S-4 (Registration No. 333-81848) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") to be issued pursuant to the Merger.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

      In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion.

      We have assumed with your permission that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Company) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals and that each of the parties to the documents examined by us (other than the Company) has all requisite power and authority to execute, deliver and perform its obligations under each of the documents to which it is a party.

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      Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Common Stock, when issued, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 of the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the proxy statement/prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                    Very truly yours,

                                    /s/ GIBSON, DUNN & CRUTCHER LLP

                                    GIBSON, DUNN & CRUTCHER LLP




SAK/BLB/JSD

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